UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 19, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8 - Other Events

Item 8.01  Other Events
On May 19, 2005, YUM! Brands, Inc. announced a 15% increase in its quarterly dividend from $0.10 per share to $0.115 per share of Common Stock to shareholders of record at the close of business on July 15, 2005. YUM! Brands, Inc. also announced the approval of a new $500 million share repurchase program.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1  Press Release dated May 19, 2005 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: May 20, 2005	/s/ Ted F. Knopf Senior Vice President of Finance and Corporate Controller (Principal Accounting Officer)

Yum! Brands Inc. Announces 15% Increase in Quarterly Dividend
and New $500 Million Share Repurchase Program

Louisville, Ky. - May 19, 2005 - Yum! Brands Inc. (NYSE: YUM) today announced that the Board of Directors

  Approved a 15% increase in the quarterly cash dividend
  Approved a new $500 million share-repurchase program.

     David C. Novak, Chairman and Chief Executive Officer, said, “We remain focused on delivering a balanced total return to our shareholders every year while building an even stronger balance sheet. The increase in our quarterly dividend adds to our significant return of capital to shareholders. We had a record level of share buybacks last year, $569 million, in addition to paying the first two quarterly cash dividends in our company’s history.

     “The dividend increase reflects the Board’s ongoing confidence in the long-term strength of our company in terms of generating at least 10% annual EPS growth and substantial cash flow each year even after investing capital in all our growth opportunities around the world. Our confidence is based on the diversity of our unique global portfolio and the ongoing execution of our four key growth strategies, which make us anything but an ordinary restaurant company. Our strategies include building dominant restaurant brands in China, driving profitable international expansion, steadily improving restaurant operations, and multibranding U.S. category-leading brands.”

DIVIDEND INCREASE

     The company’s Board of Directors approved a 15% increase in the quarterly cash dividend payment, from $0.10 per share to $0.115 per share, an increase of $0.015 per share. This higher cash dividend payment will be distributed in the company’s third fiscal quarter on August 5, 2005, to shareholders of record at the close of business on July 15, 2005. The company continues to target a payout ratio in the range of 15% to 20% of annual net earnings. The company’s first-ever quarterly cash dividend was paid August 6, 2004.

SHARE REPURCHASE

     The company’s Board of Directors authorized the repurchase of up to an additional $500 million of the company’s outstanding common stock over a period of up to 12 months. In January 2005, the Board authorized the repurchase of up to $500 million of the company’s stock. This program is in the process of being completed.

     “The Board’s action reflects the belief that the company’s shares represent an outstanding long-term investment opportunity given the performance of the company’s global business portfolio. Driven by stronger cash flow expectations for 2005, we now expect to invest at least $600 million in share buybacks for the full year, a new record” said Rick Carucci, Yum! Brands’ Chief Financial Officer.

     Repurchases of common stock may be made from time to time in open market and/or privately negotiated transactions and will be subject to market conditions and other factors. Since the company began its share repurchase program in 1999, over 58 million shares have been repurchased for approximately $1.6 billion at an average price of $28.26.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with nearly 34,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver’s - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 2,900 multibrand restaurants. Outside the United States in 2004, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past two years, the company has been recognized in Fortune Magazine’s top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”